Exhibit 10.1

1996 EQUITY PARTICIPATION PLAN OF VIASAT, INC.

(AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 4, 2025)

Viasat, Inc., a Delaware corporation, adopted The 1996 Equity Participation Plan of Viasat, Inc. (the “Plan”), originally effective October 24, 1996, for the benefit of its eligible employees, consultants and directors. The following is an amendment and restatement of the Plan effective as of September 4, 2025 (the “Restatement Effective Date”), which is the date on which this amendment and restatement of the Plan was approved by the stockholders of the Company.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for Directors, Employees and consultants to further the growth, development and financial success of Viasat, Inc. (the “Company”) by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Directors, Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I. DEFINITIONS

1.1 General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2 Award Limit. “Award Limit” shall mean Two Million (2,000,000) shares of Common Stock with respect to Options or Stock Appreciation Rights granted under the Plan and One Million Two Hundred Thousand (1,200,000) shares of Common Stock with respect to awards of Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, or Stock Payments granted under the Plan. The maximum aggregate amount of cash that may be paid to an individual in cash during any fiscal year of the Company with respect to awards designated to be paid in cash shall be $10,000,000.

1.3 Board. “Board” shall mean the Board of Directors of the Company.

1.4 Change in Control. “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions:

(a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; or

(b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

1.5 Code. “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

1.6 Committee. “Committee” shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 9.1.

1.7 Common Stock. “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

1.8 Company. “Company” shall mean Viasat, Inc., a Delaware corporation.

1.9 Corporate Transaction. “Corporate Transaction” shall mean any of the following stockholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a) above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

1.10 Director. “Director” shall mean a member of the Board.

1.11 Dividend Equivalent. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

1.12 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

1.13 Equity Restructuring. “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards.

1.14 Exchange Act. “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

1.15 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading or quoted, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the last preceding date on which a trade occurs; or (b) if Common Stock is not traded on an exchange but is quoted on an automated quotation system, the closing price of a share of Common Stock on such date as reported by such quotation system, or if there is no closing price for a share of Common Stock on such date, then the closing sales price for a share of Common Stock on the last preceding date for which such a quotation exists; or (c) if Common Stock is not publicly traded on an exchange and not quoted on an automated quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of awards granted to Independent Directors) acting in good faith.

1.16 Full Value Award. “Full Value Award” shall mean any award other than an Option or a Stock Appreciation Right with a per share purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant and that is settled by the issuance of shares of Common Stock.

1.17 Grantee. “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Restricted Stock Units, under this Plan.

1.18 Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.19 Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company or any Subsidiary.

1.20 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.21 Option. “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

1.22 Optionee. “Optionee” shall mean an Employee, Director or consultant granted an Option under this Plan.

1.23 Performance Award. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.24 “Permanent Disability” means that an individual is unable to perform his or her duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Committee, in its discretion.

1.25 Plan. “Plan” shall mean The 1996 Equity Participation Plan of Viasat, Inc., as amended and restated from time to time.

1.26 QDRO. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.27 Restricted Stock. “Restricted Stock” shall mean Common Stock awarded under Article VI of this Plan.

1.28 Restricted Stock Unit. “Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article VII of this Plan.

1.29 Restricted Stockholder. “Restricted Stockholder” shall mean an Employee, Director or consultant granted an award of Restricted Stock under Article VI of this Plan.

1.30 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.31 Stock Appreciation Right. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII of this Plan.

1.32 Stock Payment. “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, Director or consultant in cash, awarded under Article VII of this Plan.

1.33 Subsidiary. “Subsidiary” shall mean any entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain then owns securities or interests representing fifty percent (50%) or more of the total combined voting power of all classes of securities or other interests in one of the other entities in such chain.

1.34 Substitute Awards. “Substitute Awards” shall mean awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

1.35 Termination of Consultancy. “Termination of Consultancy” shall mean the time when the engagement of an Optionee, Grantee or Restricted Stockholder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.35 Termination of Directorship. “Termination of Directorship” shall mean the time when an Optionee or Grantee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.36 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II. SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Restricted Stock Units, Stock Payments or Stock Appreciation Rights shall be Common Stock. Subject to Section 10.3 and the share counting provisions of this Section 2, as of the Restatement Effective Date, the aggregate number of shares which will be available for grant under the Plan is (i) 6,410,000 shares, minus (ii) to the extent the number of shares subject to awards granted under the Plan on or after July 1, 2025 and prior to the Restatement Effective Date exceeds 6,000,000 shares, one share for every share subject to such awards in excess of 6,000,000 shares, plus (iii) the number of shares, if any, subject to awards outstanding under the Plan on July 1, 2025 or granted on or after July 1, 2025 that again become available for issuance under the Plan pursuant to Section 2.2 between July 1, 2025 in an amount corresponding to the reduction in the share reserve previously made under the Plan with respect to such awards and the Restatement Effective Date, plus (iv) the number of shares, if any, subject to awards outstanding under the Plan on the Restatement Effective Date or granted thereafter that again become available for issuance under the Plan pursuant to Section 2.2 following the Restatement Effective Date (the “Share Limit”). Any shares subject to awards granted on or after the Restatement Effective Date (including Full Value Awards) shall be counted against the Share Limit as one (1) share for every share subject thereto. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, no more than 100,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options.

(b) The maximum number of shares which may be subject to awards granted under the Plan to any individual in any fiscal year, and the maximum aggregate amount of cash that may be paid in cash during any fiscal year with respect to awards designated to be paid in cash, shall not exceed the applicable Award Limit.

2.2 Add-Back of Shares. If any award under this Plan expires or is canceled without having been fully exercised or paid, or an award is settled in cash without the delivery of shares of Common Stock to the award holder, the number of shares subject to such award shall, to the extent of such expiration, cancellation or cash settlement, again be available for future grants of awards and added to the Share Limit an amount corresponding to the reduction in the share reserve previously made with respect to such award under the Plan. Furthermore, any shares subject to awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be available for future grants of awards and added to the Share Limit in an amount corresponding to the reduction in the share reserve previously made with respect to such award under the Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Limit and will not be available for future grants of awards: (i) shares of Common Stock tendered by an Optionee or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Common Stock tendered by an Optionee or Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right; (iii) shares of Common Stock subject to a Stock Appreciation Right not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Common Stock purchased on the open market with the cash proceeds from the exercise of Options. Shares tendered by a Grantee or a Restricted Stockholder or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award shall be available for future grants of awards and added to the Share Limit in an amount corresponding to the reduction in the share reserve previously made with respect to such Full Value Award under the Plan at the time of grant; provided, however, that, notwithstanding the foregoing, in the event shares of Common Stock subject to any such Full Value Award are tendered by a Grantee or a Restricted Stockholder or withheld by the Company to satisfy any tax withholding obligation at a tax withholding rate in excess of the employer’s minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes, such shares of Common Stock tendered or withheld to satisfy the tax withholding at a rate in excess of the employer’s minimum statutory withholding obligation shall not be available for future grants of awards under the Plan. Any shares of Common Stock forfeited by a Grantee or a Restricted Stockholder or repurchased by the Company under Section 6.6 or Article VII will again be available for future grants of awards and added to the Share Reserve in an amount corresponding to the reduction in the share reserve previously made with respect to such award under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. Any shares that again become available for awards under the Plan and are added to the Share Limit pursuant to this Section 2.2 shall be added as (x) one (1) share for every share subject to awards granted on or after the Restatement Effective Date or awards granted prior to the Restatement Effective Date other than Full Value Awards, (y) subject to clause (z), two (2) shares for every share subject to Full Value Awards granted under the Plan prior to the Restatement Effective Date, and (z) to the extent the number of shares subject to awards granted under the Plan on or after July 1, 2025 and prior to the Restatement Effective Date exceeds 6,000,000 shares, one (1) share for every share subject to any award granted during such period in excess of 6,000,000 shares.

2.3 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s acquisition, or any Subsidiary’s acquisition, of an entity’s property or stock, the Committee may grant awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on awards in the Plan. Substitute Awards will not count against the Share Limit (nor shall shares of Common Stock subject to a Substitute Award be added to the Share Limit as provided above), except that shares of Common Stock acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Common Stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such awards shall not be added to the shares of Common Stock available for awards under the Plan as provided above); provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, consultants or Directors of the Company or any Subsidiary immediately prior to such acquisition or combination and to the extent that grants of awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed.

ARTICLE III. GRANTING OF OPTIONS

3.1 Eligibility. Any Employee, consultant or Director selected by the Committee (or the Board, in the case of Options awarded to Independent Directors) pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then-existing subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

3.4 Granting of Options.

(a) The Committee (or the Board, in the case of Options awarded to Independent Directors) shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i) Select from among the Employees, consultants or Directors (including Employees, consultants or Directors who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options;

(iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan.

(b) Upon the selection of an Employee, consultant, or Director to be granted an Option, the Committee (or the Board, in the case of Options awarded to Independent Directors) shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee (or the Board, in the case of Options awarded to Independent Directors) may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee, consultant or Director that the Employee, consultant or Director surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board, in the case of Options awarded to Independent Directors) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award; provided, however, except as permitted under Section 10.3 of the Plan, no Option or Stock Appreciation Right shall, without stockholder approval, be (i) repriced, exchanged for an Option or Stock Appreciation Right with a lower price or otherwise modified where the effect would be to reduce the exercise price of the Option or Stock Appreciation Right; or (ii) exchanged for cash or an alternate award under the Plan.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE IV. TERMS OF OPTIONS

4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Option Term. The term of an Option shall be set by the Committee (or the Board, in the case of Options awarded to Independent Directors) in its discretion; provided, however, that no Option shall have a term longer than six (6) years from the date the Option is granted and in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) the term may not exceed five (5) years from the date the Option is granted. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee (or the Board, in the case of Options awarded to Independent Directors) may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Consultancy or Termination of Directorship of the Optionee, or amend any other term or condition of such Option relating to such a termination.

4.4 Option Vesting.

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (or the Board, in the case of Options awarded to Independent Directors) and the Committee or the Board may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee (or the Board, in the case of Options awarded to Independent Directors) may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board, in the case of Options granted to Independent Directors) either in the Stock Option Agreement or by action of the Committee (or the Board, in the case of Options granted to Independent Directors) following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

4.5 Consideration. In consideration of the granting of an Option, the Committee (or the Board, in the case of Options granted to Independent Directors) may require the Optionee to agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee or the Board following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

ARTICLE V. EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and book entries and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion, (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan or other extension of credit from the Company when or where such loan or other extension of credit is prohibited by law.

5.3 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates, or make any book entries, for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee (or the Board, in the case of Options granted to Independent Directors) or required by any applicable law, rule or regulation, the Company shall not deliver to any Optionee certificates evidencing shares of Common Stock issued in connection with any Option and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders or book entries evidencing such shares have been made by the Company.

5.5 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates or book entries evidencing such shares. The Committee may require an Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates or book entries evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

ARTICLE VI. AWARD OF RESTRICTED STOCK

6.1 Award of Restricted Stock.

(a) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) may from time to time, in its absolute discretion:

(i) Select from among the Employees, consultants or Directors (including Employees, consultants or Directors who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

(b) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of an Employee, consultant or Director to be awarded Restricted Stock, the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected Employee, consultant or Director and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall determine, consistent with this Plan. The issuance of any shares of Restricted Stock shall be made subject to satisfaction of all provisions of Section 5.3.

6.3 Consideration. As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of, to consult for, or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after the Restricted Stock is issued (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) following grant of the Restricted Stock or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

6.4 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including, subject to Section 10.14 and the last sentence of this Section 6.4 below, the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5. Notwithstanding the foregoing, with respect to Restricted Stock that is subject to vesting, dividends which are paid prior to vesting shall only be paid out to the Restricted Stockholder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

6.5 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and vesting restrictions based on duration of employment with the Company, Company performance and individual performance; provided, further, that by action taken after the Restricted Stock is issued, the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Notwithstanding the foregoing, except as permitted under Section 10.3 of the Plan but subject to Section 10.13, shares of Restricted Stock will vest no more rapidly than ratably over a three (3) year period from the date of grant, unless the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) determines that the Restricted Stock award is to vest upon the achievement of one or more performance goals, in which case the period for measuring performance will be at least twelve (12) months. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.6 Repurchase or Forfeiture of Restricted Stock. The Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company or because of the Restricted Stockholder’s retirement, death or disability, or otherwise. Unless provided otherwise by the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), if no cash consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder’s rights in unvested Restricted Stock shall lapse upon the last to occur of Termination of Employment, Termination of Consultancy or Termination of Directorship with the Company.

6.7 Escrow. The Secretary of the Company or such other escrow holder as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall cause a legend or legends to be placed on certificates or book entries representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII. PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, RESTRICTED STOCK UNITS, STOCK PAYMENTS

7.1 Performance Awards. Any Employee, consultant or Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted one or more Performance Awards. The Committee shall select the performance criteria (and any permissible adjustments) for each Performance Award for purposes of establishing the performance goal or performance goals applicable to such Performance Award for the designated performance period. The performance criteria that may be used to establish such performance goals may include, but are not limited to, the following: (a) net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings or profit, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expenses, (n) working capital, (o) earnings per share, or (p) price per share of the Common Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators. The performance goals for a performance period may be established in writing by the Committee (or the Board, in the case of an award to an Independent Director) based on one or more of the foregoing performance criteria, which goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. In making such determinations, the Committee (or the Board, in the case of an award to an Independent Director) may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, consultant or Director.

7.2 Dividend Equivalents. Any Employee, consultant or Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award is granted, and the date such Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award is exercised, vests or expires, as determined by the Committee (or the Board, in the case of an award to an Independent Director). Subject to Section 10.14, such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (or the Board, in the case of an award to an Independent Director). Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

7.3 Stock Payments. Any Employee, consultant or Director selected by the Committee (or the Board, in the case of an award to a Director) may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee (or the Board, in the case of an award to an Independent Director) and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee (or the Board, in the case of an award to an Independent Director), determined on the date such Stock Payment is made or on any date thereafter.

7.4 Restricted Stock Units.

(a) Any Employee, consultant or Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The number of shares subject to a Restricted Stock Unit award shall be determined by the Committee (or the Board, in the case of an award to an Independent Director). Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested. Unless otherwise provided by the Committee (or the Board, in the case of an award to an Independent Director), a Grantee of Restricted Stock Units shall have no rights as a Company stockholder with respect to the shares of Common Stock underlying such Restricted Stock Units until such time as the award has vested and such Common Stock underlying the award has been issued.

7.5 Performance Award Agreement, Dividend Equivalent Agreement, Restricted Stock Unit Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Restricted Stock Units and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of an award to an Independent Director) shall determine, consistent with this Plan.

7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment shall be set by the Committee (or the Board, in the case of an award to an Independent Director) in its discretion.

7.7 Exercise Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment is exercisable or payable only while the Grantee is an Employee, consultant or Director; provided that the Committee may (or the Board, in the case of an award to an Independent Director) determine that the Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment may be exercised or paid subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.8 Payment on Exercise. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee (or the Board, in the case of an award to an Independent Director). To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

7.9 Consideration. As consideration for the issuance of a Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of, to consult for, or to remain as a Director of, as applicable, the Company or any Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment is granted (or such shorter period as may be fixed in such agreement or by action of the Committee (or the Board, in the case of an award to an Independent Director) following such grant or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, as a consultant for or as a Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, consultant or Director selected by the Committee (or the Board, in the case of an award to an Independent Director). A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee (or the Board, in the case of an award to an Independent Director) shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company; provided, however, that no Stock Appreciation Right shall have a term longer than six (6) years from the date the Stock Appreciation Right is granted. Without limiting the generality of the foregoing, the Committee (or the Board, in the case of an award to an Independent Director) may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee, consultant or Director that the Employee, consultant or Director surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him under this Plan or otherwise. Subject to Section 3.4(b), a Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board, in the case of an award to an Independent Director) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award; provided, however, except as permitted under Section 10.3 of the Plan, no Stock Appreciation Right shall, without stockholder approval, be (i) repriced, exchanged for an Option or Stock Appreciation Right with a lower price or otherwise modified where the effect would be to reduce the exercise price of the Stock Appreciation Right; or (ii) exchanged for cash or an alternate award under the Plan.

8.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

8.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee; provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Grantee is an Employee, consultant or Director; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4 Payment and Limitations on Exercise.

(a) Payment of the amount determined under Sections 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 above pertaining to Options.

(b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Board or Committee.

8.5 Consideration. As consideration for the granting of a Stock Appreciation Right, the Committee (or the Board in the case of an award to an Independent Director) may require the Grantee to agree, in the written Stock Appreciation Right Agreement, to remain in the employ of, to consult for or to remain as a Director of, as applicable, the Company or any Subsidiary for a period of at least one year after the Stock Appreciation Right is granted (or such shorter period as may be fixed in the Stock Appreciation Right Agreement or by action of the Committee (or the Board, in the case of an award to an Independent Director) following grant of the Stock Appreciation Right or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, as a consultant for or as a Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

ARTICLE IX. ADMINISTRATION

9.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is a “non-employee director” as defined by Rule 16b-3 and otherwise meets the requirements of applicable law. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to awards granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards to Optionees, Grantees or Restricted Stockholders other than (a) executives of the Company who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section shall serve in such capacity at the pleasure of the Committee.

9.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. To the extent permitted under applicable laws and the Company’s organizational documents, (a) no members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, (b) all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation, and (c) all expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company.

ARTICLE X. MISCELLANEOUS PROVISIONS

10.1 Not Transferable.

(a) Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Restricted Stock Unit award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

10.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 10.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, the Board or the Committee will obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, or the rules and regulations of any stock exchange or national market system on which the Common Stock is then listed. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after July 6, 2035.

10.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(d), in the event that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) (other than normal cash dividends), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (other than an Equity Restructuring), in the Committee’s sole discretion (or in the case of awards granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit award or Stock Payment, then the Committee (or the Board, in the case of awards granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock, and

(iii) the grant or exercise price with respect to any Option, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

(b) Subject to Sections 10.3(b)(vii), 10.3(d) and 10.3(e) in the event of any Corporate Transaction or other transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of awards granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee

(or the Board, in the case of awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the holder’s request, for either the purchase of any such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Restricted Stock Unit for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the holder’s rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of awards granted to Independent Directors) in its sole discretion;

(ii) In its sole and absolute discretion, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option, right or award shall be vested and/or exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award;

(iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated, and, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 or forfeiture under Section 6.5 after such event; and

(vii) None of the foregoing discretionary actions taken under this Section 10.3(b) shall be permitted with respect to awards granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 10.3(b)(iii) above, each award granted to an Independent Director shall be vested and/or exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such awards. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 10.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

(c) Subject to Sections 10.3(d) and 10.7, the Committee (or the Board, in the case of awards granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Incentive Stock Options, no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of awards granted to Independent Directors) determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

(e) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.3(a) and 10.3(b):

(i) The number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 10(e) shall be nondiscretionary and shall be final and binding on the affected holder and the Company.

(ii) The Committee (or the Board, in the case of awards granted to Independent Directors) shall make such equitable adjustments, if any, as the Committee may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan or the Award Limit).

10.4 Tax Withholding.  Each Optionee, Grantee or Restricted Stockholder must pay the Company, or make provision satisfactory to the Committee, for payment of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or other taxable event related to any Option, Restricted Stock, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment by the date of the event creating the tax liability. The Company shall be entitled to deduct from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or other taxable event related to any Option, Restricted Stock, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. The Committee (or the Board, in the case of awards granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to (a) satisfy such tax obligations in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms in its discretion, (b) satisfy such tax obligations by the deduction of such amounts from other compensation payable to each Optionee, Grantee or Restricted Stockholder, (c) elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a fair market value equal to the amounts required to be withheld, (d) if there is a public market for the shares of Common Stock at the time the tax obligations are satisfied, unless the Company otherwise determines, satisfy such tax obligations by (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery by the Optionee, Grantee or Restricted Stockholder to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee, or (e) satisfy such tax obligations through any combination of the foregoing. For avoidance of doubt, the Committee (or the Board, in the case of awards granted to Independent Directors) may determine the fair market value of the shares of Common Stock for tax purposes upon settlement of an award using such methodology as may be required by applicable laws or as appropriate for administrative reasons. The number of shares of Common Stock which may be so withheld or returned pursuant to clause (c) above shall be limited to the number of shares of Common Stock which have a fair market value on the date of withholding or return no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or, to the extent provided by the Committee (or the Board, in the case of awards granted to Independent Directors), such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)). If any tax withholding obligation will be satisfied under clause (c) above by the Company’s retention of shares of Common Stock (or the return of shares of Common Stock) from the Option or other award creating the tax obligation and there is a public market for the shares of Common Stock at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Optionee’s, Grantee’s or Restricted Stockholder’s behalf some or all of the shares of Common Stock retained or returned and to remit the proceeds of the sale to the Company or its designee, and each Optionee’s, Grantee’s or Restricted Stockholder’s acceptance of an award under the Plan will constitute the Optionee’s, Grantee’s or Restricted Stockholder’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

10.5 Loans. The Committee may, in its discretion, and to the extent permitted by law extend one or more loans to Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance, vesting or distribution of Restricted Stock or Restricted Stock Units awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee (or the Board, in the case of awards granted to Independent Directors). No loans will be made to Employees, consultants or Directors if such loans would be prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

10.6 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of awards granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

10.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Restricted Stock Unit awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Stock Payments, Restricted Stock and Restricted Stock Units granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. To the extent permitted by applicable law, the Plan and any such awards shall be deemed amended to the extent necessary to conform to such requirements.

10.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.9 Compliance with Laws.  This Plan, the granting and vesting of Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Restricted Stock Units awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.10 Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

10.12 Section 409A. To the extent that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any award granted under the Plan is subject to Section 409A of the Code, the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including Department of Treasury guidance), the Committee (or the Board, in the case of awards granted to Independent Directors) may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee (or the Board, in the case of awards granted to Independent Directors) determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

10.13 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 10.3 and the last sentence of this Section 10.13, Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Restricted Stock Units, Stock Payments or Stock Appreciation Rights granted under the Plan shall vest no earlier than the first anniversary of the date the award is granted and no award agreement shall reduce or eliminate the minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 10.13 shall not apply to: (a) any awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), (b) any awards to Independent Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (c) any other awards that result in the issuance of an aggregate of up to five percent (5%) of the Share Limit . Nothing in this Section 10.13 precludes the Committee (or the Board, in the case of awards granted to Independent Directors) from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following a Grantee’s, Optionee’s or Restricted Stockholder’s death, disability, Termination of Employment, Termination of Consultancy, Termination of Directorship or the consummation of a Corporate Transaction or a Change in Control.

10.14 Dividend Limitations. Notwithstanding any other provision of the Plan to the contrary, dividends and Dividend Equivalents with respect to an award that is subject to vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the Restricted Stockholder or Grantee, as applicable, to the extent that the vesting conditions are subsequently satisfied and the award vests.

10.15 Clawback Provisions. All awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by an Optionee, Grantee or Restricted Stockholder upon any receipt or exercise of any award or upon the receipt or resale of any shares of Common Stock underlying the award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), as and to the extent set forth in such clawback policy or the applicable award agreement. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between an Optionee, Grantee or Restricted Stockholder and the Company or any affiliate.